CONTRATO DE ARRENDAMIENTO
     QUE CELEBRAN, POR UNA PARTE, EL SR. ING. SERGIO RENE DAMY GOMEZ EN REPRESENTACION DE SUS HIJAS ALICIA MARIA Y YAZMIN GUADALUPE DAMY NOVOA, EN LO SUCESIVO ( "EL ARRENDADOR" ) Y POR LA OTRA PARTE, LA SRA. MARIA LUISA LOZANO GARCIA, EN SU CARACTER DE REPRESENTANTE LEGAL DE LA EMPRESA JPM PANTERA, S.A. DE C.V., EN LO SUCESIVO ( "LA ARRENDATARIA" ), CONFORME A LAS SIGUIENTES DECLARACIONES Y CLAUSULAS:

                                 DECLARACIONES:

I.       EL ARRENDADOR declara BAJO PROTESTA DE DECIR VERDAD:

     I.A. Ser ciudadano mexicano, mayor de edad, y sin ninguna restriccion legal para celebrar el presente contrato y cumplir cabalmente sus obligaciones y responsabilidades establecidas en este instrumento.

     I.B. Que es propietario de la finca marcada con el numero 153 de la calle Montemorelos, Col. Loma bonita, municipio de Zapopan, Jalisco, ( en lo sucesivo la "PROPIEDAD" ).

     I.C. Que la PROPIEDAD se encuentra libre de cualquier gravamen, y no esta sujeta a restriccion alguna para realizar las actividades que el ARRENDATARIO pretende de conformidad con las condiciones establecidas en el presente contrato.

II.      EL ARRENDATARIO declara BAJO PROTESTA DE DECIR VERDAD:

     IIA. Ser una sociedad mercantil debidamente constituida y organizada conforme a las leyes vigentes en la Republica Mexicana segun consta en la escritura publica numero 10813 de fecha Agosto 08 de 1985 otorgada ante la fe del Notario Publico numero 2 (dos) Licenciado Guillermo Martinez Ugarte, en Chapala, Jal.

     II.B. Que en su deseo celebra el presente contrato para arrendar la PROPIEDAD de el ARRENDADOR.

III.     Ambas partes declaran:

     III.A. Que han negociado libremente los terminos y condiciones del presente contrato, y estan conscientes de sus obligaciones y responsabilidades bajo el presente contrato.

     III.B. Por lo tanto, las partes en este acto con la intencion de quedar legalmente obligados bajo los terminos del presente instrumento, acuerdan celebrar este contrato de conformidad con las siguientes:


                                C L A U S U L A S

     PRIMERA.- El ARRENDADOR en este acto arrienda al ARRENDATARIO la PROPIEDAD por un periodo de 5 (cinco) anos.

     SEGUNDA.- De conformidad con la Clausula Primera, la vigencia del presente contrato comenzara desde el dia 01 de Diciembre de 1998 y permanecera vigente hasta el 30 de Noviembre del 2003 (dos mil tres). Arrendando del 01 de Diciembre de 1998 (mil novecientos noventa y ocho) al 30 de Noviembre del 2003 (dos mil tres), 127 SQ.FT. de la finca mencionada.

     El ARRENDATARIO renuncia al derecho de prorroga que establece el Codigo Civil del Estado de Jalisco.

     TERCERA.- Las partes acuerdan que por el uso de la PROPIEDAD el ARRENDATARIO debera pagar mensualmente a los ARRENDADORES por concepto de renta la cantidad de $ 384.00 (Trescientos ochenta y cuatro pesos 00/100 m.n. )mas el importe del Impuesto al Valor Agregado. Durante el termino del presente contrato, el monto de la renta sera ajustado cada seis meses, contados a partir del 01 de Diciembre de 1998. Se utilizara el factor de ajuste que resulte de dividir el Indice Nacional de Precios al Consumidor del penultimo mes anterior, entre el citado indice correspondiente al mes inmediato anterior de dicho semestre, segun sean publicados en el Diario Oficial de la Federacion.

     Asi mismo, en el lapso de la vigencia del presente contrato, todas las rentas mensuales seran obligatorias para el ARRENDATARIO y deberan pagarse en su totalidad aun en los casos en que la PROPIEDAD sea ocupada unicamente por una parte del mes.

     El ARRENDATARIO debera pagar la renta, a manera anticipada, a mas tardar el dia 5 de cada mes en el domicilio del ARRENDADOR, debirndose cargar en caso de demora por interes moratorio al 10% por cada mes que transcurra sin cubrirse el adeudo. El cargo nunca podra ser inferior al 0.50% por dia, en caso de no cubrirse la renta a mas tardar el decimo dia de cada mes.

     El ARRENDADOR debera entregar los recibos por el pago de la renta, los cuales deberan reunir todos los requisitos fiscales aplicables que sean necesarios para la deducibilidad de los mismos.

     CUARTA.- El ARRENDADOR reconoce y consciente en el uso de almacenaje de productos que el ARRENDATARIO dara a la PROPIEDAD. El ARRENDADOR sera responsable de cooperar y realizar sus mejores esfuerzos para que el ARRENDATARIO tenga el uso y goce pacifico de la PROPIEDAD y especificamente que tenga total e irrestricto acceso a las areas de la misma.

     El pago correspondiente al consumo de agua y energia electrica correra por parte del ARRENDATARIO, a partir del 01 de Diciembre de 1998, comprometiedose a entregar a el ARRENDADOR los recibos o copia de ellos, liquidados al corriente, debiendo entregar el finiquito por dicho consumo al termino del presente.

     El ARRENDATARIO tambien sera el responsable de telefono y en general de cualquier otro servicio que individualmente contrate para su uso o consumo dentro de la PROPIEDAD.

     El   ARRENDADOR   sera  el   responsable   de  cubrir  por  su  cuenta  las
contribuciones prediales de la PROPIEDAD.

     QUINTA.- El ARRENDATARIO declara que ha recibido la PROPIEDAD a que se refiere el presente, en buen estado, obligandose a mantener en buen estado sus instalaciones y servicios, asi como a componer y reponer los bienes cuya destruccion, deterioro o perdida le sea imputable. Consecuentemente debera efectuar y correra por su cuenta, todo tipo de reparaciones, reposiciones o composturas que para el buen servicio requieren las canerias, llaves de agua, excusados, sumideros, puertas, ventanas, chapas, vidrios e instalaciones de electricidad, existentes en la PROPIEDAD, asi como a pagar las multas impuestas por el mal uso de los mencionados, renunciando al efecto en lo que se oponga a las presentes estipulaciones. De la misma manera, el ARRENDATARIO sera el responsable de cubrir por su cuenta todos los impuestos que graven los giros mercantiles establecidos por el mismo.

     El ARRENDATARIO no podra hacer ninguna otra variacion a la PROPIEDAD sin el consentimiento por escrito del ARRENDADOR. Todas las modificaciones o mejoras que el ARRENDATARIO haga o hiciera a la PROPIEDAD, ya sean utiles, necesarias o de ornato, quedaran a beneficio de la finca al finalizar el presente contrato y sin derecho a cobrar traspasos o indemnizacion alguna.

     Por ningun motivo sera el ARRENDADOR responsable de los objetos que se introduzcan en la PROPIEDAD arrendada, ni los danos y perjuicios que sufra el ARRENDATARIO por actos u omisiones de terceros dentro o cerca de la PROPIEDAD arrendada.

     SEXTA.- Queda prohibido a el ARRENDATARIO, subarrendar, traspasar o ceder en cualquier forma el uso del bien arrendado o los derechos del presente contrato. Los subarrendamientos, traspasos o sesiones concertadas en contravencion de lo estipulado en esta clausula, ademas de ser nulos e inoperativos respecto de el ARRENDADOR, daran lugar a la rescision del contrato de arrendamiento, si este lo desea.

     SEPTIMA.- El ARRENDATARIO renuncia expresamente al derecho de preferencia del tanto, para el caso de que el ARRENDADOR desee enajenar toda o parte de la PROPIEDAD o cualquier derecho real o personal sobre el mismo.

     OCTAVA.- La Sra. Maria Luisa Lozano Garcia quien asiste a la celebracion del presente contrato; se obliga a favor de el ARRENDADOR como fiador de el ARRENDATARIO, por el cumplimiento de todas y cada una de las obligaciones estipuladas en el o derivadas del mismo, renunciando a los beneficios de orden de excusion y division, durando esta obligacion hasta la devolucion de la PROPIEDAD totalmente desocupado y la satisfaccion de las obligaciones contraidas en el presente contrato.

     NOVENA.- El ARRENDADOR y el ARRENDATARIO convienen expresamente que para el caso de llegar al vencimiento del presente contrato y el ARRENDATARIO no desocupare la PROPIEDAD dentro de los quince (15) dias siguientes, pagara al ARRENDADOR la cantidad de $ 2,000.00 (dos mil pesos 00/100 M.N.) diarios y hasta la total desocupacion, por concepto de perjuicios.

     DECIMA.- Cualquier notificacion entre las partes que debe realizarse de conformidad con el presente contrato o en virtud de cualquier procedimiento judicial o administrativo que se suscite de este documento, debera realizarse por escrito y entregarse en el domicilio del ARRENDADOR.

     DECIMA PRIMERA.- Para la interpretacion, cumplimiento y resolucion de cualquier controversia que pudiese surgir del presente contrato, las partes se someten expresamente a la competencia de la leyes y a los tribunales del orden comun de Guadalajara, Jalisco, Mexico, renunciando a cualquier otro fuero que les pudiere corresponder en funcion de sus domicilios presentes o futuros. Se conviene, asi mismo, que seran a cargo del ARRENDATARIO conjuntamente con el fiador, todos los gastos judiciales y extrajudiciales a que diere lugar por incumplimiento del contrato, asi como las costas que se causen en caso de juicio.

     En la Ciudad de Guadalajara, Jalisco, a 01 de Diciembre de 1998, leido que fue el presente contrato, las partes conscientes de su contenido y alcance de todas y cada una de sus clausulas, manifiestan su absoluta conformidad en las mismas, ratificandolo mediante su firma, ante los testigos que tambien suscriben.

      ARRENDADOR                                      ARRENDATARIO



SR. ING. SERGIO RENE DAMY GOMEZ                    JPM PANTERA, S.A. DE C.V.
                                                SRA. MARIA LUISA LOZANO GARCIA.
                                                       REPRESENTANTE LEGAL.


                                                           FIADOR


                                               SRA. MARIA LUISA LOZANO GARCIA.


       TESTIGO                                                TESTIGO



LCP. FERNANDO ESCOBAR E.                              LCP. JOSE LUIS ARANDA P.